EXHIBIT 8

                               TAX MATTERS OPINION
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                              [FIRM LETTERHEAD]






                                September 9, 2002

To the Persons Named on
Schedule 1 Hereto

            Re:   Banc of America Commercial Mortgage Inc.,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to Section 3 of that certain Private Placement Agency Agreement dated as of August 26, 2002 ("Private Placement Agency Agreement"), by and between Banc of America Commercial Mortgage Inc. ("BACM") and Banc of America Securities LLC ("BAS", and in such capacity, the "Placement Agent"), and pursuant to Section 6 of that certain Underwriting Agreement dated August 26, 2002 (the "Underwriting Agreement"), by and among BACM, BAS, Deutsche Bank Securities Inc. ("Deutsche Bank"), Goldman, Sachs & Co. ("Goldman Sachs"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley", and together with BAS, Deutsche Bank, Goldman Sachs and Merrill Lynch, the "Underwriters"). We have acted as special counsel to BACM, the Underwriters and the Placement Agent in connection with (i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2002-2 (the "Certificates"), consisting of twenty-nine classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class XC Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class V-3 Certificates, the Class CM-A Certificates, the Class CM-B Certificates, the Class CM-C Certificates, the Class CM-D Certificates, the Class CM-E Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates (collectively, the "Publicly Offered Certificates"); (iii) the offering by BACM through the Placement Agent of the Class XC Certificates, the Class XP Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class V-1 Certificates, the Class V-2 Certificates and the Class V-3 Certificates (collectively, the "Privately Offered Certificates"); and
(iv) the offering by BACM through the Placement Agent of the Class CM-A Certificates, the Class CM-B Certificates, the Class CM-C Certificates, the Class CM-D Certificates and the Class CM-E Certificates (collectively, the "Large Loan Privately Offered Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of September 1, 2002 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A., as master servicer, ARCap Special Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee and REMIC administrator, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated August 26, 2002, relating to Publicly Offered Certificates, the Private Placement Memorandum dated August 26, 2002, relating to the Privately Offered Certificates, the Large Loan Private Placement Memorandum dated August 26, 2002, relating to the Large Loan Privately Offered Certificates, specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document review by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of BACM, the Trustee, the REMIC Administrator, the Placement Agent and the Underwriters and of public officials.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, (a) REMIC I, REMIC II and the CML Loan REMIC will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class XC Certificates, Class XP Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates and the Class P Certificates (other than the beneficial interest thereof in the Excess Interest and the Excess Interest Distribution Account) will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests LA-1, LA-2-1, LA-2-2, LA-2-3, LA-2-4, LA-3-1, LA-3-2, LA-3-3,
LA-3-4, LB, LC, LD, LE, LF, LG-1, LG-2, LH-1, LH-2, LJ-1, LJ-2, LK-1, LK-2,
LK-3, LL, LM, LN, LO and LP will constitute "regular interests" in REMIC I, and the Class R-I Certificates will represent the sole class of "residual interests" in REMIC I within the meaning of the Code; (d) the CML-1 Loan REMIC Senior Regular Interest, CML-2 Loan REMIC Senior Regular Interest, CML-3 Loan REMIC Senior Regular Interest, the CM Component Mortgage Loan REMIC Senior Regular Interest, the Class V-1 Certificate, the Class V-2 Certificates, the Class V-3 Certificates, the Class CM-A Certificates, the Class CM-B Certificates, the Class CM-C Certificates, the Class CM-D Certificates and the Class CM-E Certificates will constitute "regular interests" in the CML Loan REMIC, and the CML Loan REMIC Residual Interest, which will be represented by the Class R-I Certificates, will constitute the sole class of "residual interests" in the CML Loan REMIC within the meaning of the Code; (e) the portion of the Trust Fund consisting of the Excess Interest, Excess Interest Distribution Account and any proceeds thereof will be treated for federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code; and (f) the Class P Certificates also will represent an undivided beneficial interest in the Excess Interest and the Excess Interest Distribution Account. We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,


                                    /s/  Cadwalader, Wickersham & Taft
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                                                                      SCHEDULE 1

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Banc of America Commercial Mortgage Inc.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Bank of America, N.A.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 12th Floor
New York, New York 10080

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Standard and Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Fitch Ratings
One State Street Plaza
New York, New York 10004

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603